News Release

AMERIS BANCORP ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2024 FINANCIAL RESULTS

Highlights of Ameris’s results for the fourth quarter of 2024 include the following:
•Net income of $94.4 million, or $1.37 per diluted share;
•Adjusted net income(1) of $95.1 million, or $1.38 per diluted share
•Total revenue growth of 9.8% annualized
•Increase in net interest income (TE) of $7.7 million, to $222.8 million
•Positive operating leverage with efficiency ratio of 52.26% and adjusted efficiency ratio (TE)(1) of 51.82%
•Return on average assets ("ROA") of 1.42%; adjusted ROA(1) of 1.43%
•Tangible book value(1) growth of $1.08 per share, or 11.5% annualized, to $38.59 at December 31, 2024
•Net interest margin (TE) expansion of 13bps to 3.64% for the fourth quarter of 2024
•Annualized net charge-offs of 0.17% of average total loans
•Increase in dividend of $0.05, or 33.3%, to $0.20 per common share

Highlights of Ameris’s results for the full year of 2024 include the following:
•Net income of $358.7 million, or $5.19 per diluted share;
•Adjusted net income(1) of $346.6 million, or $5.02 per diluted share
•ROA of 1.38%; adjusted ROA(1) of 1.33%
•Tangible book value(1) growth of $4.95 per share, or 14.7%, to $38.59 at December 31, 2024
•TCE ratio(1) of 10.59%, compared with 9.64% one year ago
•Net interest margin (TE) of 3.56% for the full year 2024
•Average earning assets growth of $709.0 million, or 3.0%
•Total deposits increase of $1.01 billion, or 4.9%, inclusive of reduction in brokered CDs of $339.7 million
•Increase in allowance for loan losses to 1.63% of loans at December 31, 2024 from 1.52% one year ago
•Decline in net charge-offs to 0.19% of average total loans

ATLANTA, GA, January 30, 2025 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $94.4 million, or $1.37 per diluted share, for the quarter ended December 31, 2024, compared with $65.9 million, or $0.96 per diluted share, for the quarter ended December 31, 2023. Excluding gain on sale of mortgage servicing rights (MSR), FDIC special assessment, natural disaster expenses and gain/loss of bank premises, adjusted net income(1) was $95.1 million, or $1.38 per diluted share, for the quarter ended December 31, 2024, compared with $73.6 million, or $1.07 per diluted share, for the quarter ended December 31, 2023.

For the year ended December 31, 2024, the Company reported net income of $358.7 million, or $5.19 per diluted share, compared with $269.1 million, or $3.89 per diluted share, for the same period in 2023. The year ended December 31, 2024 included a provision for credit losses of $58.8 million, compared with $142.7 million for the same period in 2023.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Our fourth quarter performance reflects a strong finish to another successful year for Ameris. By prioritizing tangible book value growth, discipline in balance sheet management and operational efficiency, we have consistently delivered top-tier financial results and created meaningful shareholder value. Our robust balance sheet, focus on revenue growth, healthy net interest margin and commitment to efficiency, paired with the growth potential in our expanding Southeast markets, position us for continued success in the years ahead."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $222.8 million in the fourth quarter of 2024, an increase of $7.7 million, or 3.6%, from last quarter and $15.7 million, or 7.6%, compared with the fourth quarter of 2023. The Company's net interest margin expanded to 3.64% for the fourth quarter of 2024, a 13 basis point increase from 3.51% reported for the third quarter of 2024 and a 10 basis point improvement from the 3.54% reported for the fourth quarter of 2023. The increase in net interest margin is primarily attributable to decreased deposit costs.

Net interest income on a tax-equivalent basis for the full year 2024 increased $14.2 million to $853.0 million, compared with $838.8 million for 2023. The increase in net interest income is primarily attributable to increased yields on a growing loan base compared with the prior year. Interest income on a tax-equivalent basis increased $97.9 million, while funding costs increased only $83.7 million. The Company's net interest margin was 3.56% for 2024, compared with 3.61% for 2023.

Yields on earning assets decreased 14 basis points during the quarter to 5.67%, compared with 5.81% in the third quarter of 2024. This decrease is primarily related to a decrease in yields on loans from 6.01% for the third quarter of 2024 to 5.87% during the fourth quarter of 2024. Compared with the fourth quarter of 2023, loan yields increased four basis points from 5.83%. Yields on earning assets were near flat compared with the fourth quarter of 2023, decreasing two basis points from 5.69%.

The Company’s total cost of funds was 2.22% in the fourth quarter of 2024, a decrease of 28 and 10 basis points compared with the third quarter of 2024 and fourth quarter of 2023, respectively. Deposit costs decreased 27 basis points during the fourth quarter of 2024 to 2.12%, compared with 2.39% in the third quarter of 2024. Costs of interest-bearing deposits decreased during the quarter from 3.44% in the third quarter of 2024 to 3.06% in the fourth quarter of 2024, reflecting a decrease in brokered deposit account balances and costs, as well as money market account costs.

Noninterest Income
Noninterest income decreased only slightly, by $750,000, or 1.08%, in the fourth quarter of 2024 to $69.0 million, compared with $69.7 million for the third quarter of 2024, primarily as a result of a cyclical decrease in the warehouse lending division. Mortgage banking activity decreased by $1.2 million, or 3.3%, to $36.7 million in the fourth quarter of 2024, compared with $37.9 million for the third quarter of 2024. Total production in the retail mortgage division increased $78.2 million, or 6.8%, to $1.24 billion in the fourth quarter of 2024, compared with $1.16 billion for the third quarter of 2024. The retail mortgage open pipeline was $638.5 million at the end of the fourth quarter of 2024, compared with $813.7 million for the third quarter of 2024. Gain on sale spreads increased to 2.40% in the fourth quarter of 2024 from 2.17% for the third quarter of 2024.

Other noninterest income was roughly flat in the fourth quarter of 2024 compared with the third quarter. Included in other noninterest income in the fourth quarter of 2024 was a gain on sale of mortgage servicing rights of $536,000, compared with $5.2 million for the third quarter of 2024. This decrease was partially offset by increases in gain on sale of SBA loans and equipment finance fee income of $3.7 million and $549,000, respectively, over the same period.

For the full year 2024, noninterest income increased $50.4 million, or 20.8%, to $293.3 million, compared with $242.8 million for 2023. Mortgage banking activity increased by $20.6 million, or 14.7%, to $160.5 million in 2024, compared with $139.9 million in 2023. Production in the retail mortgage division increased to $4.6 billion in 2024, compared with $4.3 billion in 2023, while gain on sale spreads increased to 2.37% in 2024 from 2.07% in 2023. During 2024, the Company recorded a gain on conversion of Visa Class B stock of $12.6 million and a gain on sale of MSR of $10.5 million, with no such gains recorded in 2023. Additionally, during 2024, income on bank owned life insurance increased $3.5 million due to the restructuring of those policies and the gain on sale of SBA loans increased by $2.6 million.

Noninterest Expense
The Company has remained disciplined on expense control, such that noninterest expense was essentially flat, with $151.9 million in expenses during the fourth quarter of 2024, compared with $151.8 million for the third quarter of 2024. During the fourth quarter of 2024, the Company recorded natural disaster expenses of $400,000, a reduction in FDIC special assessment expense of $559,000, and a loss on bank premises of $1.2 million. During the third quarter of 2024, the Company recorded natural disaster expenses of $150,000. Excluding these items, adjusted expenses(1) decreased approximately $722,000, or 0.5%, to $150.9 million in the fourth quarter of 2024 from $151.6 million in the third quarter of 2024. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) improved to 51.82% in the fourth quarter of 2024, compared with 54.25% in the third quarter of 2024.

For the full year 2024, noninterest expense increased $29.5 million, or 5.1%, to $607.8 million, compared with $578.3 million in 2023. Excluding adjustment items of $3.2 million in 2024 and $9.7 million in 2023, adjusted expenses increased $36.0 million, or 6.3% to $604.6 million in 2024, from $568.6 million in 2023. This increase is primarily attributable to reductions in deferred loan origination costs and OREO gains, and increases in health insurance and data processing expenses. Also contributing to the increase in adjusted expenses was an increase in variable expenses related to mortgage production.

Income Tax Expense
The Company's effective tax rate for 2024 was unchanged at 24.6%, compared with 2023. The Company's effective tax rate for the fourth quarter of 2024 was 25.1%, compared with 21.2% for the third quarter of 2024. The increased rate for the fourth quarter of 2024 resulted primarily from a return to provision adjustment made when the Company filed its 2023 income tax returns in the fourth quarter of 2024.

Balance Sheet Trends
Total assets at December 31, 2024 were $26.26 billion, compared with $25.20 billion at December 31, 2023. Debt securities available-for-sale increased to $1.67 billion, compared with $1.40 billion at December 31, 2023. Loans, net of unearned income, increased $470.6 million, or 2.3%, to $20.74 billion at December 31, 2024, compared with $20.27 billion at December 31, 2023. Loans held for sale increased to $528.6 million at December 31, 2024 from $281.3 million at December 31, 2023.

At December 31, 2024, total deposits amounted to $21.72 billion, compared with $20.71 billion at December 31, 2023. During the fourth quarter of 2024, deposits declined $156.8 million, with noninterest bearing accounts decreasing $172.0 million, retail CDs decreasing $86.5 million and brokered CDs decreasing $832.0 million, with such decreases offset in part by money market accounts increasing $660.0 million, a $270.2 million increase in interest bearing demand accounts and a $3.5 million increase in savings accounts. Noninterest bearing accounts as a percentage of total deposits decreased slightly, such that at December 31, 2024, noninterest bearing deposit accounts represented $6.50 billion, or 29.9% of total deposits, compared with $6.67 billion, or 30.5% of total deposits, at September 30, 2024.

Shareholders’ equity at December 31, 2024 totaled $3.75 billion, an increase of $324.8 million, or 9.5%, from December 31, 2023.  The increase in shareholders’ equity was primarily the result of earnings of $358.7 million during the full year of 2024, partially offset by dividends declared, share repurchases and an improvement in other comprehensive loss of $5.8 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $4.95 per share, or 14.7%, during the full year of 2024 to $38.59 at December 31, 2024. Tangible common equity as a percentage of tangible assets was 10.59% at December 31, 2024, compared with 9.64% at the end of 2023. The Company had no repurchases of its shares in the quarter ending December 31, 2024.

Credit Quality
During the fourth quarter of 2024, the Company recorded a provision for credit losses of $12.8 million, increasing the allowance for credit losses to 1.63% of loans, compared with a provision of $6.1 million in the third quarter of 2024. Nonperforming assets as a percentage of total assets were relatively flat, increasing three basis points to 0.47% during the quarter. Approximately $12.0 million, or 9.8%, of the nonperforming assets at December 31, 2024 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets was also relatively flat, having increased one basis point to 0.42% at December 31, 2024, compared with 0.41% at the end of the third quarter of 2024. The net charge-off ratio was 17 basis points for the fourth quarter of 2024, compared with 15 basis points in the third quarter of 2024.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 31, 2025, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until February 7, 2025. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 2270789. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $26.3 billion in assets as of December 31, 2024, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.
(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2024	2024	2024	2024	2023	2024	2023
EARNINGS
Net income	$94,376	$99,212	$90,785	$74,312	$65,934	$358,685	$269,105
Adjusted net income(1)	$95,078	$95,187	$80,763	$75,612	$73,568	$346,640	$276,253

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.37	$1.44	$1.32	$1.08	$0.96	$5.21	$3.90
Diluted	$1.37	$1.44	$1.32	$1.08	$0.96	$5.19	$3.89
Adjusted diluted EPS(1)	$1.38	$1.38	$1.17	$1.10	$1.07	$5.02	$4.00
Cash dividends per share	$0.20	$0.15	$0.15	$0.15	$0.15	$0.65	$0.60
Book value per share (period end)	$54.32	$53.30	$51.64	$50.42	$49.62	$54.32	$49.62
Tangible book value per share (period end)(1)	$38.59	$37.51	$35.79	$34.52	$33.64	$38.59	$33.64
Weighted average number of shares
Basic	68,799,464	68,798,093	68,824,150	68,808,393	68,824,004	68,808,830	68,977,453
Diluted	69,128,946	69,066,298	69,013,834	69,014,116	69,014,793	69,061,832	69,104,158
Period end number of shares	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,068,609	69,053,341
Market data
High intraday price	$74.56	$65.40	$51.18	$53.99	$53.84	$74.56	$53.84
Low intraday price	$59.12	$48.21	$44.23	$44.00	$34.26	$44.00	$28.33
Period end closing price	$62.57	$62.39	$50.35	$48.38	$53.05	$62.57	$53.05
Average daily volume	384,406	379,896	301,784	407,898	390,190	368,293	419,347

PERFORMANCE RATIOS
Return on average assets	1.42%	1.49%	1.41%	1.18%	1.03%	1.38%	1.06%
Adjusted return on average assets(1)	1.43%	1.43%	1.25%	1.20%	1.15%	1.33%	1.09%
Return on average common equity	10.09%	10.91%	10.34%	8.63%	7.73%	10.01%	8.12%
Adjusted return on average tangible common equity(1)	14.37%	14.99%	13.35%	12.88%	12.81%	13.93%	12.55%
Earning asset yield (TE)	5.67%	5.81%	5.86%	5.73%	5.69%	5.77%	5.52%
Total cost of funds	2.22%	2.50%	2.48%	2.41%	2.32%	2.40%	2.05%
Net interest margin (TE)	3.64%	3.51%	3.58%	3.51%	3.54%	3.56%	3.61%
Efficiency ratio	52.26%	53.49%	51.68%	55.64%	56.80%	53.20%	53.65%
Adjusted efficiency ratio (TE)(1)	51.82%	54.25%	55.00%	54.56%	52.87%	53.88%	52.58%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.28%	13.94%	13.45%	13.58%	13.60%	14.28%	13.60%
Tangible common equity to tangible assets(1)	10.59%	10.24%	9.72%	9.71%	9.64%	10.59%	9.64%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,021	2,056	2,073	2,082	2,088	2,021	2,088
Retail Mortgage Division	585	592	595	596	595	585	595
Warehouse Lending Division	8	9	9	8	7	8	7
Premium Finance Division	77	76	74	73	75	77	75
Total Ameris Bancorp FTE headcount	2,691	2,733	2,751	2,759	2,765	2,691	2,765

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$132,454	$133,410	$130,757	$128,033	$126,271	$132,454	$126,271
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2024	2024	2024	2024	2023	2024	2023
Interest income
Interest and fees on loans	$318,843	$325,622	$317,664	$303,393	$303,487	$1,265,522	$1,172,162
Interest on taxable securities	15,923	15,555	16,948	13,092	14,033	61,518	59,002
Interest on nontaxable securities	337	336	335	330	326	1,338	1,335
Interest on deposits in other banks	11,260	13,633	12,376	12,637	14,368	49,906	47,936
Total interest income	346,363	355,146	347,323	329,452	332,214	1,378,284	1,280,435

Interest expense
Interest on deposits	115,556	129,698	121,245	118,174	111,749	484,673	356,017
Interest on other borrowings	8,986	11,388	14,157	9,890	14,364	44,421	89,374
Total interest expense	124,542	141,086	135,402	128,064	126,113	529,094	445,391

Net interest income	221,821	214,060	211,921	201,388	206,101	849,190	835,044

Provision for loan losses	12,657	6,313	25,348	25,523	30,401	69,841	153,515
Provision for unfunded commitments	148	(204)	(6,570)	(4,422)	(7,438)	(11,048)	(10,853)
Provision for other credit losses	3	(2)	(5)	4	(11)	—	(6)
Provision for credit losses	12,808	6,107	18,773	21,105	22,952	58,793	142,656
Net interest income after provision for credit losses	209,013	207,953	193,148	180,283	183,149	790,397	692,388

Noninterest income
Service charges on deposit accounts	13,544	12,918	12,672	11,759	12,252	50,893	46,575
Mortgage banking activity	36,699	37,947	46,399	39,430	31,461	160,475	139,885
Other service charges, commissions and fees	1,182	1,163	1,211	1,202	1,234	4,758	4,401
Gain (loss) on securities	(16)	(8)	12,335	(7)	(288)	12,304	(304)
Equipment finance activity	5,947	5,398	4,983	5,336	5,748	21,664	23,349
Other noninterest income	11,603	12,291	11,111	8,158	5,841	43,163	28,922
Total noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828

Noninterest expense
Salaries and employee benefits	87,810	88,700	88,201	82,930	75,966	347,641	320,110
Occupancy and equipment	11,624	11,716	12,559	12,885	13,197	48,784	51,450
Data processing and communications expenses	14,631	15,221	15,193	14,654	14,028	59,699	53,486
Credit resolution-related expenses(1)	1,271	(110)	840	486	157	2,487	80
Advertising and marketing	2,407	4,089	3,571	2,545	2,937	12,612	11,638
Amortization of intangible assets	4,180	4,180	4,407	4,422	4,425	17,189	18,244
Other noninterest expenses	30,026	27,981	30,586	30,789	38,301	119,382	123,273
Total noninterest expense	151,949	151,777	155,357	148,711	149,011	607,794	578,281

Income before income tax expense	126,023	125,885	126,502	97,450	90,386	475,860	356,935
Income tax expense	31,647	26,673	35,717	23,138	24,452	117,175	87,830
Net income	$94,376	$99,212	$90,785	$74,312	$65,934	$358,685	$269,105

Diluted earnings per common share	$1.37	$1.44	$1.32	$1.08	$0.96	$5.19	$3.89

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$244,980	$231,515	$257,297	$235,931	$230,470
Interest-bearing deposits in banks	975,397	1,127,641	1,104,897	975,321	936,834
Debt securities available-for-sale, at fair value	1,671,260	1,441,552	1,531,047	1,414,419	1,402,944
Debt securities held-to-maturity, at amortized cost	164,677	161,220	148,538	147,022	141,512
Other investments	66,298	63,899	96,613	77,480	71,794
Loans held for sale	528,599	553,379	570,180	364,332	281,332

Loans, net of unearned income	20,739,906	20,964,981	20,992,603	20,600,260	20,269,303
Allowance for credit losses	(338,084)	(334,457)	(336,218)	(320,023)	(307,100)
Loans, net	20,401,822	20,630,524	20,656,385	20,280,237	19,962,203

Other real estate owned	2,433	9,482	2,213	2,158	6,199
Premises and equipment, net	209,460	210,931	213,255	214,801	216,435
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	70,761	74,941	79,120	83,527	87,949
Cash value of bank owned life insurance	408,574	460,699	376,458	396,804	395,778
Other assets	502,143	418,353	469,079	447,767	454,603
Total assets	$26,262,050	$26,399,782	$26,520,728	$25,655,445	$25,203,699

Liabilities
Deposits
Noninterest-bearing	$6,498,293	$6,670,320	$6,649,220	$6,538,322	$6,491,639
Interest-bearing	15,224,155	15,208,945	14,794,923	14,459,068	14,216,870
Total deposits	21,722,448	21,879,265	21,444,143	20,997,390	20,708,509
Other borrowings	291,788	346,446	946,413	631,380	509,586
Subordinated deferrable interest debentures	132,309	131,811	131,312	130,814	130,315
Other liabilities	363,983	360,892	432,246	411,123	428,542
Total liabilities	22,510,528	22,718,414	22,954,114	22,170,707	21,776,952

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,699	72,698	72,697	72,683	72,516
Capital stock	1,958,642	1,954,532	1,950,846	1,948,352	1,945,385
Retained earnings	1,853,428	1,772,989	1,684,218	1,603,832	1,539,957
Accumulated other comprehensive loss, net of tax	(30,119)	(15,724)	(38,020)	(39,959)	(35,939)
Treasury stock	(103,128)	(103,127)	(103,127)	(100,170)	(95,172)
Total shareholders' equity	3,751,522	3,681,368	3,566,614	3,484,738	3,426,747
Total liabilities and shareholders' equity	$26,262,050	$26,399,782	$26,520,728	$25,655,445	$25,203,699

Other Data
Earning assets	$24,146,137	$24,312,672	$24,443,878	$23,578,834	$23,103,719
Intangible assets	1,086,407	1,090,587	1,094,766	1,099,173	1,103,595
Interest-bearing liabilities	15,648,252	15,687,202	15,872,648	15,221,262	14,856,771
Average assets	26,444,894	26,442,984	25,954,808	25,295,088	25,341,990
Average common shareholders' equity	3,719,888	3,618,052	3,530,869	3,462,871	3,383,554
2

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Allowance for Credit Losses
Balance at beginning of period	$364,885	$366,852	$357,232	$348,727	$339,180	$348,727	$258,163

Adoption of ASU 2022-02	—	—	—	—	—	—	(1,711)

Provision for loan losses	12,657	6,313	25,348	25,523	30,401	69,841	153,515
Provision for unfunded commitments	148	(204)	(6,570)	(4,422)	(7,438)	(11,048)	(10,853)
Provision for other credit losses	3	(2)	(5)	4	(11)	—	(6)
Provision for credit losses	12,808	6,107	18,773	21,105	22,952	58,793	142,656

Charge-offs	17,459	15,352	16,845	18,457	20,104	68,113	75,218
Recoveries	8,429	7,278	7,692	5,857	6,699	29,256	24,837
Net charge-offs (recoveries)	9,030	8,074	9,153	12,600	13,405	38,857	50,381

Ending balance	$368,663	$364,885	$366,852	$357,232	$348,727	$368,663	$348,727

Allowance for loan losses	$338,084	$334,457	$336,218	$320,023	$307,100	$338,084	$307,100
Allowance for unfunded commitments	30,510	30,362	30,566	37,136	41,558	30,510	41,558
Allowance for other credit losses	69	66	68	73	69	69	69
Total allowance for credit losses	$368,663	$364,885	$366,852	$357,232	$348,727	$368,663	$348,727

Non-Performing Assets
Nonaccrual portfolio loans	$90,206	$87,339	$85,878	$80,448	$60,961	$90,206	$60,961
Other real estate owned	2,433	9,482	2,213	2,158	6,199	2,433	6,199
Repossessed assets	9	19	22	29	17	9	17
Accruing loans delinquent 90 days or more	17,733	12,234	15,909	15,811	16,988	17,733	16,988
Non-performing portfolio assets	$110,381	$109,074	$104,022	$98,446	$84,165	$110,381	$84,165
Serviced GNMA-guaranteed mortgage nonaccrual loans	12,012	8,168	93,520	84,238	90,156	12,012	90,156
Total non-performing assets	$122,393	$117,242	$197,542	$182,684	$174,321	$122,393	$174,321

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.42%	0.41%	0.39%	0.38%	0.33%	0.42%	0.33%
Total non-performing assets as a percent of total assets	0.47%	0.44%	0.74%	0.71%	0.69%	0.47%	0.69%
Net charge-offs as a percent of average loans (annualized)	0.17%	0.15%	0.18%	0.25%	0.26%	0.19%	0.25%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2024	2024	2024	2024	2023
Loans by Type
Commercial and industrial	$2,953,135	$2,949,957	$2,860,973	$2,758,716	$2,688,929
Consumer	221,735	221,201	234,122	257,015	275,809
Mortgage warehouse	965,053	985,910	1,070,921	891,336	818,728
Municipal	441,408	449,561	454,967	477,567	492,668
Premium Finance	1,155,614	1,246,452	1,151,261	998,726	946,562
Real estate - construction and development	1,998,506	2,232,114	2,336,987	2,264,346	2,129,187
Real estate - commercial and farmland	8,445,958	8,249,981	8,103,634	8,131,248	8,059,754
Real estate - residential	4,558,497	4,629,805	4,779,738	4,821,306	4,857,666
Total loans	$20,739,906	$20,964,981	$20,992,603	$20,600,260	$20,269,303

Loans by Risk Grade
Pass	$20,457,340	$20,676,342	$20,623,416	$20,221,302	$19,846,731
Other assets especially mentioned	110,936	124,479	115,477	137,225	203,725
Substandard	171,630	164,160	253,710	241,733	218,847
Total loans	$20,739,906	$20,964,981	$20,992,603	$20,600,260	$20,269,303

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	$899,162	$997,308	$899,866	$923,845	$936,733	$930,145	$914,818
Debt securities - taxable	1,761,984	1,733,418	1,663,841	1,599,705	1,591,567	1,690,053	1,664,184
Debt securities - nontaxable	41,494	41,496	41,396	41,287	40,227	41,419	41,679
Loans held for sale	795,904	575,461	491,000	323,351	405,080	547,190	484,070
Loans	20,868,216	21,023,629	20,820,361	20,320,678	20,252,773	20,759,247	20,154,321
Total Earning Assets	$24,366,760	$24,371,312	$23,916,464	$23,208,866	$23,226,380	$23,968,054	$23,259,072

Deposits
Noninterest-bearing deposits	$6,684,851	$6,622,952	$6,558,427	$6,403,300	$6,572,190	$6,567,855	$6,771,464
NOW accounts	3,888,404	3,753,528	3,824,538	3,829,977	3,760,992	3,824,094	3,878,034
MMDA	6,864,265	6,508,770	6,251,719	5,952,389	5,994,361	6,395,883	5,382,865
Savings accounts	761,980	765,909	781,588	795,887	817,075	776,273	936,454
Retail CDs	2,474,804	2,478,875	2,430,416	2,378,678	2,281,357	2,440,891	2,031,828
Brokered CDs	1,057,808	1,493,352	1,167,174	1,381,382	1,122,684	1,274,933	1,024,606
Total Deposits	21,732,112	21,623,386	21,013,862	20,741,613	20,548,659	21,279,929	20,025,251
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	1	—	—	—	—
FHLB advances	215,116	358,332	548,251	219,589	538,096	335,056	1,210,242
Other borrowings	279,961	298,073	307,449	308,210	311,091	298,372	325,260
Subordinated deferrable interest debentures	132,048	131,547	131,050	130,551	130,054	131,302	129,310
Total Non-Deposit Funding	627,125	787,952	986,751	658,350	979,241	764,730	1,664,812
Total Funding	$22,359,237	$22,411,338	$22,000,613	$21,399,963	$21,527,900	$22,044,659	$21,690,063

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Interest Income
Interest-bearing deposits in banks	$11,260	$13,633	$12,376	$12,637	$14,368	$49,906	$47,936
Debt securities - taxable	15,923	15,555	16,948	13,092	14,033	61,518	59,002
Debt securities - nontaxable (TE)	427	426	423	418	413	1,694	1,690
Loans held for sale	11,853	9,142	8,189	5,348	6,846	34,532	29,711
Loans (TE)	307,852	317,358	310,347	298,907	297,501	1,234,464	1,145,876
Total Earning Assets	$347,315	$356,114	$348,283	$330,402	$333,161	$1,382,114	$1,284,215

Interest Expense
Interest-Bearing Deposits
NOW accounts	$19,099	$20,535	$21,020	$20,574	$19,293	$81,228	$69,584
MMDA	57,160	61,620	58,332	53,953	54,002	231,065	162,718
Savings accounts	850	960	984	986	974	3,780	6,349
Retail CDs	25,610	26,775	25,711	24,576	22,257	102,672	63,650
Brokered CDs	12,837	19,808	15,198	18,085	15,223	65,928	53,716
Total Interest-Bearing Deposits	115,556	129,698	121,245	118,174	111,749	484,673	356,017
Non-Deposit Funding
FHLB advances	2,393	4,443	7,167	2,578	7,089	16,581	59,302
Other borrowings	3,346	3,514	3,574	3,879	3,798	14,313	16,870
Subordinated deferrable interest debentures	3,247	3,431	3,416	3,433	3,477	13,527	13,202
Total Non-Deposit Funding	8,986	11,388	14,157	9,890	14,364	44,421	89,374
Total Interest-Bearing Funding	$124,542	$141,086	$135,402	$128,064	$126,113	$529,094	$445,391

Net Interest Income (TE)	$222,773	$215,028	$212,881	$202,338	$207,048	$853,020	$838,824

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2024	2024	2024	2024	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	4.98%	5.44%	5.53%	5.50%	6.09%	5.37%	5.24%
Debt securities - taxable	3.60%	3.57%	4.10%	3.29%	3.50%	3.64%	3.55%
Debt securities - nontaxable (TE)	4.09%	4.08%	4.11%	4.07%	4.07%	4.09%	4.05%
Loans held for sale	5.92%	6.32%	6.71%	6.65%	6.71%	6.31%	6.14%
Loans (TE)	5.87%	6.01%	6.00%	5.92%	5.83%	5.95%	5.69%
Total Earning Assets	5.67%	5.81%	5.86%	5.73%	5.69%	5.77%	5.52%

Interest-Bearing Deposits
NOW accounts	1.95%	2.18%	2.21%	2.16%	2.04%	2.12%	1.79%
MMDA	3.31%	3.77%	3.75%	3.65%	3.57%	3.61%	3.02%
Savings accounts	0.44%	0.50%	0.51%	0.50%	0.47%	0.49%	0.68%
Retail CDs	4.12%	4.30%	4.25%	4.16%	3.87%	4.21%	3.13%
Brokered CDs	4.83%	5.28%	5.24%	5.27%	5.38%	5.17%	5.24%
Total Interest-Bearing Deposits	3.06%	3.44%	3.37%	3.31%	3.17%	3.29%	2.69%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	4.43%	4.93%	5.26%	4.72%	5.23%	4.95%	4.90%
Other borrowings	4.75%	4.69%	4.68%	5.06%	4.84%	4.80%	5.19%
Subordinated deferrable interest debentures	9.78%	10.38%	10.48%	10.58%	10.61%	10.30%	10.21%
Total Non-Deposit Funding	5.70%	5.75%	5.77%	6.04%	5.82%	5.81%	5.37%
Total Interest-Bearing Liabilities	3.16%	3.55%	3.53%	3.43%	3.35%	3.42%	2.99%

Net Interest Spread	2.51%	2.26%	2.33%	2.30%	2.34%	2.35%	2.53%

Net Interest Margin(2)	3.64%	3.51%	3.58%	3.51%	3.54%	3.56%	3.61%

Total Cost of Funds(3)	2.22%	2.50%	2.48%	2.41%	2.32%	2.40%	2.05%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2024	2024	2024	2024	2023	2024	2023
Net income available to common shareholders	$94,376	$99,212	$90,785	$74,312	$65,934	$358,685	$269,105

Adjustment items:
Gain on sale of MSR	(536)	(5,245)	(4,713)	—	—	(10,494)	—
Gain on conversion of Visa Class B-1 stock	—	—	(12,554)	—	—	(12,554)	—
Gain on BOLI proceeds	—	—	(466)	(998)	—	(1,464)	(486)
FDIC special assessment	(559)	—	(895)	2,909	11,566	1,455	11,566
Natural disaster expenses	400	150	—	—	—	550	—
(Gain)/loss on bank premises	1,203	—	—	—	(1,903)	1,203	(1,903)
Tax effect of adjustment items (Note 1)	(107)	1,070	3,814	(611)	(2,029)	4,166	(2,029)
After tax adjustment items	401	(4,025)	(14,814)	1,300	7,634	(17,138)	7,148
Tax expense attributable to BOLI restructuring	301	—	4,792	—	—	5,093	—
Adjusted net income	$95,078	$95,187	$80,763	$75,612	$73,568	$346,640	$276,253

Weighted average number of shares - diluted	69,128,946	69,066,298	69,013,834	69,014,116	69,014,793	69,061,832	69,104,158
Net income per diluted share	$1.37	$1.44	$1.32	$1.08	$0.96	$5.19	$3.89
Adjusted net income per diluted share	$1.38	$1.38	$1.17	$1.10	$1.07	$5.02	$4.00

Average assets	$26,444,894	$26,442,984	$25,954,808	$25,295,088	$25,341,990	$26,036,681	$25,404,873
Return on average assets	1.42%	1.49%	1.41%	1.18%	1.03%	1.38%	1.06%
Adjusted return on average assets	1.43%	1.43%	1.25%	1.20%	1.15%	1.33%	1.09%

Average common equity	$3,719,888	$3,618,052	$3,530,869	$3,462,871	$3,383,554	$3,583,390	$3,313,361
Average tangible common equity	$2,631,452	$2,525,421	$2,433,958	$2,361,544	$2,277,810	$2,488,588	$2,200,883
Return on average common equity	10.09%	10.91%	10.34%	8.63%	7.73%	10.01%	8.12%
Adjusted return on average tangible common equity	14.37%	14.99%	13.35%	12.88%	12.81%	13.93%	12.55%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Adjusted Noninterest Expense
Total noninterest expense	$151,949	$151,777	$155,357	$148,711	$149,011	$607,794	$578,281
Adjustment items:
FDIC special assessment	559	—	895	(2,909)	(11,566)	(1,455)	(11,566)
Natural disaster expenses	(400)	(150)	—	—	—	(550)	—
(Loss)/gain on bank premises	(1,203)	—	—	—	1,903	(1,203)	1,903
Adjusted noninterest expense	$150,905	$151,627	$156,252	$145,802	$139,348	$604,586	$568,618

Total Revenue
Net interest income	$221,821	$214,060	$211,921	$201,388	$206,101	$849,190	$835,044
Noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828
Total revenue	$290,780	$283,769	$300,632	$267,266	$262,349	$1,142,447	$1,077,872

Adjusted Total Revenue
Net interest income (TE)	$222,773	$215,028	$212,881	$202,338	$207,048	$853,020	$838,824
Noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828
Total revenue (TE)	291,732	284,737	301,592	268,216	263,296	1,146,277	1,081,652
Adjustment items:
(Gain) loss on securities	16	8	(12,335)	7	288	(12,304)	304
Gain on sale of MSR	(536)	(5,245)	(4,713)	—	—	(10,494)	—
Gain on BOLI proceeds	—	—	(466)	(998)	—	(1,464)	(486)
Adjusted total revenue (TE)	$291,212	$279,500	$284,078	$267,225	$263,584	$1,122,015	$1,081,470

Efficiency ratio	52.26%	53.49%	51.68%	55.64%	56.80%	53.20%	53.65%
Adjusted efficiency ratio (TE)	51.82%	54.25%	55.00%	54.56%	52.87%	53.88%	52.58%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2024	2024	2024	2024	2023	2024	2023
Total shareholders' equity	$3,751,522	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,751,522	$3,426,747
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	70,761	74,941	79,120	83,527	87,949	70,761	87,949
Total tangible shareholders' equity	$2,665,115	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,665,115	$2,323,152

Period end number of shares	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,068,609	69,053,341
Book value per share (period end)	$54.32	$53.30	$51.64	$50.42	$49.62	$54.32	$49.62
Tangible book value per share (period end)	$38.59	$37.51	$35.79	$34.52	$33.64	$38.59	$33.64

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands except per share data)	2024	2024	2024	2024	2023
Total shareholders' equity	$3,751,522	$3,681,368	$3,566,614	$3,484,738	$3,426,747
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	70,761	74,941	79,120	83,527	87,949
Total tangible shareholders' equity	$2,665,115	$2,590,781	$2,471,848	$2,385,565	$2,323,152

Total assets	$26,262,050	$26,399,782	$26,520,728	$25,655,445	$25,203,699
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	70,761	74,941	79,120	83,527	87,949
Total tangible assets	$25,175,643	$25,309,195	$25,425,962	$24,556,272	$24,100,104

Equity to Assets	14.28%	13.94%	13.45%	13.58%	13.60%
Tangible Common Equity to Tangible Assets	10.59%	10.24%	9.72%	9.71%	9.64%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Retail Mortgage Division
Net interest income	$23,714	$23,553	$23,742	$23,287	$24,053	$94,296	$88,302
Provision for credit losses	(2,503)	254	(2,882)	2,332	1,005	(2,799)	9,535
Noninterest income	36,623	41,498	50,145	38,765	30,588	167,031	137,145
Noninterest expense
Salaries and employee benefits	22,876	23,233	25,254	21,073	16,996	92,436	80,317
Occupancy and equipment expenses	951	957	1,008	1,049	1,210	3,965	4,899
Data processing and telecommunications expenses	1,222	1,184	1,276	1,366	1,318	5,048	4,836
Other noninterest expenses	12,118	12,164	13,397	12,530	11,634	50,209	47,393
Total noninterest expense	37,167	37,538	40,935	36,018	31,158	151,658	137,445
Income before income tax expense	25,673	27,259	35,834	23,702	22,478	112,468	78,467
Income tax expense	5,391	5,724	7,525	4,978	4,720	23,618	16,478
Net income	$20,282	$21,535	$28,309	$18,724	$17,758	$88,850	$61,989

Warehouse Lending Division
Net interest income	$6,640	$7,812	$6,292	$6,028	$5,965	$26,772	$23,839
Provision for credit losses	(59)	(170)	359	145	(68)	275	(440)
Noninterest income	676	1,765	1,028	740	929	4,209	3,475
Noninterest expense
Salaries and employee benefits	583	621	1,124	888	296	3,216	2,794
Occupancy and equipment expenses	6	6	7	7	3	26	5
Data processing and telecommunications expenses	44	32	59	25	51	160	171
Other noninterest expenses	224	217	298	237	229	976	873
Total noninterest expense	857	876	1,488	1,157	579	4,378	3,843
Income before income tax expense	6,518	8,871	5,473	5,466	6,383	26,328	23,911
Income tax expense	1,369	1,863	1,149	1,148	1,340	5,529	5,021
Net income	$5,149	$7,008	$4,324	$4,318	$5,043	$20,799	$18,890

Premium Finance Division
Net interest income	$10,390	$10,060	$8,350	$7,605	$7,801	$36,405	$34,007
Provision for credit losses	517	457	408	(499)	27	883	772
Noninterest income	13	11	11	10	9	45	31
Noninterest expense
Salaries and employee benefits	2,029	2,212	1,900	2,053	1,973	8,194	8,600
Occupancy and equipment expenses	51	28	70	76	83	225	314
Data processing and telecommunications expenses	106	83	102	79	100	370	324
Other noninterest expenses	1,173	1,140	1,095	1,028	1,057	4,436	4,217
Total noninterest expense	3,359	3,463	3,167	3,236	3,213	13,225	13,455
Income before income tax expense	6,527	6,151	4,786	4,878	4,570	22,342	19,811
Income tax expense	1,334	1,254	953	984	945	4,525	4,034
Net income	$5,193	$4,897	$3,833	$3,894	$3,625	$17,817	$15,777

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Banking Division
Net interest income	$181,077	$172,635	$173,537	$164,468	$168,282	$691,717	$688,896
Provision for credit losses	14,853	5,566	20,888	19,127	21,988	60,434	132,789
Noninterest income	31,647	26,435	37,527	26,363	24,722	121,972	102,177
Noninterest expense
Salaries and employee benefits	62,322	62,634	59,923	58,916	56,701	243,795	228,399
Occupancy and equipment expenses	10,616	10,725	11,474	11,753	11,901	44,568	46,232
Data processing and telecommunications expenses	13,259	13,922	13,756	13,184	12,559	54,121	48,155
Other noninterest expenses	24,369	22,619	24,614	24,447	32,900	96,049	100,752
Total noninterest expense	110,566	109,900	109,767	108,300	114,061	438,533	423,538
Income before income tax expense	87,305	83,604	80,409	63,404	56,955	314,722	234,746
Income tax expense	23,553	17,832	26,090	16,028	17,447	83,503	62,297
Net income	$63,752	$65,772	$54,319	$47,376	$39,508	$231,219	$172,449

Total Consolidated
Net interest income	$221,821	$214,060	$211,921	$201,388	$206,101	$849,190	$835,044
Provision for credit losses	12,808	6,107	18,773	21,105	22,952	58,793	142,656
Noninterest income	68,959	69,709	88,711	65,878	56,248	293,257	242,828
Noninterest expense
Salaries and employee benefits	87,810	88,700	88,201	82,930	75,966	347,641	320,110
Occupancy and equipment expenses	11,624	11,716	12,559	12,885	13,197	48,784	51,450
Data processing and telecommunications expenses	14,631	15,221	15,193	14,654	14,028	59,699	53,486
Other noninterest expenses	37,884	36,140	39,404	38,242	45,820	151,670	153,235
Total noninterest expense	151,949	151,777	155,357	148,711	149,011	607,794	578,281
Income before income tax expense	126,023	125,885	126,502	97,450	90,386	475,860	356,935
Income tax expense	31,647	26,673	35,717	23,138	24,452	117,175	87,830
Net income	$94,376	$99,212	$90,785	$74,312	$65,934	$358,685	$269,105